Exhibit 10.66

Middle Kingdom Alliance Corp.

333 SANDY SPRINGS CIRCLE, SUITE 223

ATLANTA, GA 30328-3734

TEL (404) 843-8585 FAX (404) 257-9125

Wednesday, January 10, 2007

Mr. Frank A. DiPaolo

Continental Stock Transfer and Trust Company

17 Battery Place

8th Floor

New York, NY 10004

Re: Investment Management and Trust Agreement Dated December 19, 2006 between Middle Kingdom Alliance Corp and, Continental Stock Transfer and Trust Company (“Trust Agreement”.)

Dear Mr. DiPaolo:

This letter confirms that Section 1(c) of the above-referenced Trust Agreement is modified to read as follows:

“(c) In a timely manner, upon the instruction of the Company, invest and reinvest the Property in any Government Security. As used herein, “Government Security” means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;”

Middle Kingdom Alliance Corp.

By:	/s/ Fred A. Brasch
Fred A. Brasch, CFO

Accepted and agreed:

Continental Stock Transfer and Trust Company

By:	/s/ Frank DiPaolo
Name:	Frank DiPaolo
Title:	CFO
Date:	1/10/2007